UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(Address of principal executive offices, including zip code)

(571) 730-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.001 par value	LTBR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 6, 2026, the Board of Directors (the “Board”) of Lightbridge Corporation (the “Company”) appointed Andrey Mushakov, previously the Company’s Executive Vice President, Nuclear Operations, as the Company’s Executive Vice President & Chief Operating Officer.

Biographical information for Mr. Mushakov may be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2026, and such biographical information is incorporated herein by reference. Mr. Mushakov’s existing compensation arrangements are not being modified or supplemented in connection with the appointment. There is no arrangement or understanding between Mr. Mushakov and any other persons pursuant to which Mr. Mushakov was appointed as Executive Vice President & Chief Operating Officer, nor does he have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Mushakov has no family relationships with any of the Company’s directors or executive officers, and no changes have been made to any plans or arrangements in which Mr. Mushakov participates as a result of this appointment.

(e) Also on August 6, 2026, the Board, pursuant to the recommendation of the Compensation Committee (the “Committee”) of the Board, approved grants of restricted shares of the Company’s common stock (the “RSA Grants”) to certain executive officers, employees and consultants of the Company as well as members of the Board under the Company’s 2020 Omnibus Incentive Plan (the “2020 Plan”).

The RSA Grants are subject to vesting as follows:

•	Twenty-five percent (25%) of each RSA Grant is service-based and will vest in six equal installments on each of the first six semi-annual anniversaries grant date, contingent on the grantee’s continued service with the Company on each applicable vesting date; and
•	Seventy-five percent (75%) of each RSA Grant is performance-based and will vest, if at all, based on the Company’s achievement of specified operational milestones, contingent on (1) achievement of the applicable milestone prior to expiration of the applicable performance period, the first of which ends on December 31, 2029 and the last of which ends on December 31, 2034, and certification of its achievement by the Committee, (2) the grantee’s continued service with the Company on each applicable milestone certification date and (3) the grantee’s completion of at least twelve months of continuous service with the Company as of the vesting date.

The performance-based portion of the RSA Grants is further contingent on approval by the Company’s stockholders of an increase in the number of shares authorized under the 2020 Plan to accommodate the awards. The operational milestones applicable to vesting of the performance-based RSA Grants are designed to be reasonably difficult to achieve and relate to key Company objectives. The portion of each RSA Grant that is performance-based vests, if at all, as follows: 30% on a specified goal related to the construction of a new fuel facility, 30% on a specified goal related to the commissioning of a new fuel facility, and 40% on a specified goal relating to lead test assembly production.

Any shares of the performance-based RSA Grants that remain unvested as of the end of each applicable performance period will automatically be forfeited and cancelled without consideration.

The total number of shares of common stock underlying the RSA Grants to the Company’s principal executive officer, principal financial officer and named executive officers are as follows:

Name	Position	Total	Service-based	Performance-based
Seth Grae	Chairman and Chief Executive Officer	420,000	105,000	315,000
Andrey Mushakov	Executive Vice President & Chief Operating Officer	336,000	84,000	252,000
Larry Goldman	Chief Financial Officer	260,000	65,000	195,000

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: August 7, 2026	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

3